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                                                                     EXHIBIT 5.1


                          [Baker & McKenzie Letterhead]





                                  June 29, 1999



@ Entertainment, Inc.
One Commercial Plaza
Hartford, Connecticut 06103-3585

Ladies and Gentlemen:

         We have acted as counsel to @ Entertainment, Inc., a Delaware corporation (the "Company"), in connection with its filing of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to: (i) 1,027,200 warrants (the "Note Warrants") to purchase shares of the Company's common stock , par value $.01 per share (the "Common Stock"), issued pursuant to the Warrant Agreement dated as of January 27, 1999 (the "Note Warrant Agreement"); (ii) 1,813,665 shares of Common Stock (the "Note Warrant Shares") that may be issued from time to time by the Company upon the exercise of the Note Warrants; (iii) 45,000 Series A 12% Cumulative Preference Shares, par value $.01 per share (the "Series A 12% Cumulative Preference Shares"), issued pursuant to the Purchase Agreement between the Company and Morgan Grenfell Private Equity Limited dated January 22, 1999 (the "Series A Preference Share Purchase Agreement"); (iv) 5,000 Series B 12% Cumulative Preference Shares, par value $.01 per share (the "Series B 12% Cumulative Preference Shares") pursuant to the Purchase Agreement between the Company and Arnold Chase, Cheryl Chase, and Rhoda Chase dated January 22, 1999 (the "Series B Preference Share Purchase Agreement"); (v) 45,000 Series A Preference Warrants (the "Series A Preference Warrants") to purchase shares of the Company's Common Stock, issued pursuant to the Preference Warrant Agreement, dated as of January 27, 1999; and (vi) 5,000 Series B Preference Warrants (the "Series B Preference Warrants") to purchase shares of the Company's Common Stock, issued pursuant to the Preference Warrant Agreement, dated as of January 27, 1999.

         We have examined the originals, or photostatic or certified copies, of such records of the Company, certificates of officers of the Company and of public officials, and such other documents as we have deemed relevant and necessary as the basis of the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us


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as photostatic or certified copies and authenticity of the originals of such copies.

         We are members of the Bar of the State of New York. We have made such examination of the law of the State of New York, federal law and of the Delaware General Corporation Law as we have deemed relevant for purposes of this opinion, and we express no opinion as to laws of any other state or jurisdiction.

         Based upon our examination, we are of the opinion that:

         1. The Note Warrants, Series A 12% Cumulative Preference Shares, Series B 12% Cumulative Preference Shares, Series A Preference Warrants, and Series B Preference Warrants are duly authorized and validly issued.

         2. The issuance of the Note Warrant Shares has been duly authorized by all necessary corporate action on the part of the Company and when the Note Warrant Shares are issued upon the exercise of the Note Warrants in accordance with the terms of the Note Warrant Agreement against the payment of the consideration therefor specified in the Note Warrant Agreement, they will be validly issued, fully paid and nonassessable.

         We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act.



                                                  Very truly yours,



                                                  Baker & McKenzie